SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made effective as of the 10th day of August, 2021

AMONG:

JEAN PAUL LIM

c/o 1941 West 61st Avenue
Vancouver, BC V6P 2C6

("Lim")

MDC FORBES INC.

c/o #100 - 388 Harbour Road
Victoria, BC V9A 3S1

("MDC")

AND:

ADASTRA LABS INC.

c/o 800 - 885 West Georgia Street
Vancouver, BC V6C 3H1

(the "Purchaser")

AND

PHYTO EXTRACTIONS INC.
c/o 800 - 885 West Georgia Street
Vancouver, BC V6C 3H1

("Phyto")

BACKGROUND

A. Lim and MDC (collectively, the "Vendor") are the registered and beneficial owner of all the issued and outstanding shares in the capital of 1225140 B.C. Ltd. (the "Company"), being 100 Class A Common shares without par value (Lim) and 100 Class B Common shares without par value (MDC) (the "Shares").

B. The Company carries on the business of a multidisciplinary center for medical cannabis and psychedelic therapies in British Columbia (the "Business") under the trade name of 'PerceiveMD'.

C. The Vendor, as the registered and beneficial owner of the Shares, has agreed to sell, and the Purchaser has agreed to purchase, the Shares, on the terms and conditions contained in this Agreement.

D. The Purchaser is a wholly-owned subsidiary of Phyto, a public company listed on the Canadian Securities Exchange (the "CSE"), and Phyto wishes to pay a portion of the Purchase Price (as defined below), on behalf of the Purchaser by the issuance of common shares in the capital of Phyto.

Terms of Agreement

In consideration of the premises and the covenants and agreements contained in this Agreement, the parties agree with each other as follows:

1. Interpretation

1.1 Definitions

In this Agreement:

(a) "Affiliate" has the meaning set out in the British Columbia Business Corporations Act;

(b) "Agreement" means this agreement and all amendments made hereto by written agreement between the Vendor and the Purchaser;

(c) "Applicable Securities Laws" means all securities and corporate laws, rules, regulations, instruments, notices, blanket orders, decision documents, statements, circulars, procedures and policies that are applicable to Phyto;

(d) "Business" means the multidisciplinary center for medical cannabis and psychedelic therapy business of the Company in British Columbia under the trade name of 'PerceiveMD';

(e) "Business Corporations Act" means the British Columbia Business Corporations Act in effect as of the date of this Agreement;

(f) "Closing" means the closing of the transactions contemplated hereunder on the Closing Date;

(g) "Closing Date" means September 30, 2021 or such other date as may be mutually agreed upon in writing by the parties;

(h) "Contracts" includes all contracts listed in Schedule 6 and all other contracts entered into by the Company in the ordinary course of business;

(i) [intentionally deleted];

(j) "Leases" means the leases listed in Schedule 7;

(k) "Licences and Permits" means the licences and permits listed in Schedule 10;

(l) "Phyto's Closing Certificate" means the instrument in the form attached as Schedule 2(b) to be executed and delivered by Phyto to the Vendor under Section 9.1(f);

(m) "Purchaser's Closing Certificate" means the instrument in the form attached as Schedule 2(a) to be executed and delivered by the Purchaser to the Vendor under Section 9.1(e); and

(n) "Vendor's Closing Certificate" means the instrument in the form attached as Schedule 3 to be executed and delivered by the Vendor to the Purchaser under Section 8.1(f).

1.2 Headings

The division of this Agreement into Articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder", and similar expressions refer to this Agreement and not to any particular Article, section, or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and sections are to Articles and sections of this Agreement.

1.3 Extended Meanings

In this Agreement words importing the singular number only shall include the plural and vice versa, wordings importing the masculine gender shall include the feminine, and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations, and companies.

1.4 Accounting Standards

In this Agreement, "Accounting Standards" means the accounting standards that the Chartered Professional Accountants of Canada ("CPA Canada") has determined are applicable to the Company, based on the nature of the Company, and, if CPA Canada has determined that the Company may choose between two sets of standards, then it means the set of standards the Company has chosen to have apply to it.

1.5 Currency

All references to currency herein are to lawful money of Canada.

2. Schedules

The following schedules are attached to and incorporated in this Agreement by reference and deemed to be part of this Agreement:

Schedule 1-Financial Matters

Schedule 2(a) -Purchaser's Closing Certificate

Schedule 2(b) -Phyto's Closing Certificate

Schedule 3-Vendor's Closing Certificate

Schedule 4-Notice of Articles and Articles of the Company

Schedule 5-Non-arm's Length Property

Schedule 6-Material Assets, Contracts, and Agreements

Schedule 7-Leases

Schedule 8-Employees

Schedule 9-Directors and Officers of the Company

Schedule 10-Licences and Permits

Schedule 11-Non-Competition Exception

Schedule 12 - Lim Consulting Agreement

3. Purchased Shares, Purchase Price and Deposit

3.1 Purchased Shares and Purchase Price

(a) Subject to the terms and conditions of this Agreement and based on the representations and warranties of the Vendor set forth in this Agreement, on the Closing Date the Vendor will sell, assign, and transfer to the Purchaser and the Purchaser will purchase from the Vendor all (but not less than all) of the Shares for a total purchase price of $2,300,000.00 (the "Purchase Price").

(b) The Purchase Price will be paid and satisfied as follows:

(i) $10,000.00 by the Purchaser by way of directing the Deposit (as defined herein) to the Vendor, or as the Vendor directs; and

(ii) $2,290,000.00 by way of the issuance by Phyto, on behalf of the Purchaser, of that certain amount of unrestricted shares in the capital of Phyto that, subject to the policies of the CSE, equals $2,290,000.00 as calculated on the basis of the daily volume weighted average of actual trading prices (measured in hundredths of cents) for 10 consecutive trading days immediately prior to the Closing Date (the "Share Consideration").

3.1 Deposit

Within two (2) business days after the execution of this Agreement, the Purchaser shall deliver to the Vendor's solicitors, in trust, the sum of $10,000.00 to be held as a deposit (the "Deposit") on the following terms and conditions:

(a) in the event that the transaction completes in accordance with Section 10.3, the Deposit shall form part of the payment of the Purchase Price;

(b) in the event that the Purchaser fails to complete the purchase in accordance with the terms of this Agreement, the Deposit, at the election of the Vendor, shall be forfeited to the Vendor on account of liquidated damages without prejudice to any other remedies the Vendor may have against the Purchaser; and

(c) in the event that the Vendor fails to complete the sale in accordance with the terms of this Agreement, the Deposit shall, at the election of the Purchaser, be returned to the Purchaser without setoff or deduction and without prejudice to any remedies the purchaser may have against the Vendor.

4. Vendor's Representations and Warranties

In order to induce the Purchaser and Phyto to enter into and consummate this Agreement, the Vendor represents and warrants to the Purchaser and Phyto as follows:

4.1 Corporate and Share Representations

(a) The Company is a company duly incorporated, organized, and subsisting under the law of British Columbia, is not a reporting issuer, and is in good standing with respect to the filing of annual reports with the Office of the Registrar of Companies of British Columbia.

(b) The Company has the corporate power to own the assets owned by it and to carry on the Business.

(c) The authorized capital of the Company is 10,000 Class A Common shares (without par value), 10,000 Class B Common shares (without par value), 10,000 Class C Common Non-voting shares (without par value) and 10,000 Class P Preferred shares (each with a par value of $0.10), of which the Shares are the only issued and outstanding shares of the Company.

(d) The Shares are validly issued and outstanding as fully paid and non-assessable shares in the capital of the Company.

(e) The Vendor owns the Shares as legal and beneficial owner, free and clear of all liens, claims, charges, encumbrances, and any other rights of others.

(f) The Vendor has due and sufficient right and authority to enter into this Agreement on the terms and conditions set forth in this Agreement and to transfer the legal and beneficial title to and ownership of the Shares to the Purchaser, free and clear of all liens, claims, charges, encumbrances, and any other rights of others.

(g) No person, firm, or corporation has any agreement or option or any right capable at any time of becoming an agreement to:

(i) purchase or otherwise acquire the Shares or any of the unissued shares in the capital of the Company; or

(ii) require the Vendor to sell, transfer, assign, pledge, charge, mortgage, or in any other way dispose of or encumber any of the Shares other than under this Agreement.

(h) The Notice of Articles and Articles of the Company are as attached in Schedule 4.

(i) As at the date hereof and as at the Closing Date, the Company has positive working capital and no long-term debt.

4.2 Financial and Tax Representations

(a) The Company has, and the Company will have at the Closing Date, positive working capital and sufficient funds on hand to satisfy obligations as they become due.

(b) Except as set out in Schedule 1, on the date hereof and as of the Closing Date, there is no single current liability of the Company in excess of $10,000. On the date hereof, and as of the Closing Date, there will be no more than $10,000 in current liabilities excluding salaries, all of which were incurred in the ordinary course of business. Except as set out in Schedule 1, on the date hereof and as of the Closing Date, there is no long term liabilities of the Company. There are no liabilities, contingent or otherwise, of the Company except those incurred in the ordinary course of business and the Company has not guaranteed, or agreed to guarantee, any debt, liability, or other obligation of any person, firm, or corporation. There are no liabilities of any other party capable of creating a lien, claim, encumbrance, or charge on any of the assets of the Company.

(c) The Company is not indebted to the Vendor or any Affiliate, director, officer, or employee of the Company.

(d) Neither the Vendor nor any Affiliate, officer, director, or employee of the Company is now indebted or under obligation to the Company on any account.

(e) Except as disclosed to Phyto with respect to dividends paid to Lim as compensation for his position as Medical Director of the Company, since inception, no dividend or other distribution on any shares in the capital of the Company has been made, declared, or authorized and the Company has neither purchased nor redeemed nor agreed to purchase or redeem any of the Shares.

(f) Except for consulting payments to Lim under a consulting agreement between the Company and Lim, no payment of any kind has been made or authorized by the Company since inception to or on behalf of the Vendor or to or on behalf of officers, directors, or shareholders of the Company. Since inception, the Company has not paid or agreed to pay any compensation, pension, bonus, share of profits, or other benefit to, or for the benefit of, any employee, director, or officer of the Company except in the ordinary course of business and has not increased or agreed to increase the compensation of any director, officer, or management employee.

(g) Since inception:

(i) there has not been any material adverse change in the affairs, business, prospects, operations, or condition of the Company, financial or otherwise, or any damage, loss, or other material adverse change in circumstances affecting the affairs, business, prospects, operations, or condition of the Company, the Business or assets or its right or capacity to carry on business;

(ii) the Company has not waived or surrendered any right of material value;

(iii) the Company has not discharged or satisfied or paid any lien, claim, charge, encumbrance, or obligation or liability except in the ordinary course of business;

(iv) the Business has been carried on in the ordinary course; and

(v) no capital expenditures in excess of $10,000.00 have been authorized or made.

(h) The Company is the owner with good and marketable title, free and clear of all liens, claims, charges, encumbrances, and any other rights of others, of all assets, except only such assets of the Company as have been disposed of in the usual and ordinary course of business since inception and of all assets acquired by the Company since inception.

(i) All material transactions of the Company have been promptly and properly recorded or filed in or with its respective books and records. The minute books of the Company contain records of all the meetings and proceedings of shareholders and directors of the Company.

(j) All tax returns and reports of the Company required by law to be filed before the date of this Agreement have been filed and are true, complete, and correct. All taxes and other government charges have been paid or accrued and there will be no unpaid taxes or government charges in respect of the period ending August 31, 2020.

(k) The Company has been assessed for federal and provincial taxes for all years to and including the fiscal year ending August 31, 2020 and has been assessed with respect to the applicable tax return for the year ended August 31, 2020.

(l) Adequate provision has been made for taxes payable for each current period for which tax returns are not yet required to be filed, and there are no waivers or other arrangements providing for an extension of time for the filing of any tax return, or payment of any tax, government charge, or deficiency, by the Company.

(m) The Company has made all elections required to be made under the Income Tax Act of Canada in connection with any distributions by the Company and all such elections were true and correct.

(n) The Vendor is not a non-resident of Canada (as defined in the Income Tax Act of Canada).

(o) Under the Income Tax Act of Canada, the Company has been since its incorporation and is now a Canadian-controlled private corporation.

(p) The Company has not before the date of this Agreement:

(i) acquired any asset from a person with whom it was not dealing at arm's length except as set out in Schedule 5; or

(ii) disposed of anything to a person with whom the Company was not dealing at arm's length for proceeds less than the fair market value.

4.3 Property Representations

(a) Except for the Leases described in Schedule 7 and the licences and permits described in Schedule 10, the Company has good and marketable title to all its assets and in particular the assets described in Schedule 6, subject to no mortgage, pledge, deed of trust, lien, claim, encumbrance, or charge and all of such assets are in good order and repair.

(b) Except for the Leases, the Company is not a party to any lease or agreement in the nature of a lease for real property, whether as lessor or lessee.

(c) All equipment listed in Schedule 6, including machinery and trucks, was purchased new, since purchase has been maintained in a manner recommended by the manufacturers and installers, and is in good operating condition and in a state of good maintenance and repair.

(d) The Company has good leasehold title to the land and equipment held by it under the Leases, subject to no mortgage, pledge, deed of trust, lien, claim, encumbrance, or charge, has not made any default in the performance of the terms of the Leases that would entitle any of the lessors to terminate any of the Leases or would render the Company liable in damages, and has not assigned or encumbered any such Leases.

(e) The Vendor does not own any assets which are used by the Company or are necessary or useful in the conduct of the Business.

4.4 Contractual Representations

(a) The Contracts and the Licences and Permits are all in good standing and in full force and effect and the Vendor is not aware of any default by the Company or the other party to any of the Contracts or Licences and Permits.

(b) The Company does not have any pension plan, profit sharing plan, bonus plan, group insurance, or similar plan, or material contract, agreement, undertaking, or arrangement, whether oral, written, or implied, with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, lawyers, or others, except as set out in Schedules 6, 7, 8, and 10.

(c) The Company is not a party to any collective agreement with any labour union or other association of employees and no attempt has been made to organize or certify the employees of the Company as a bargaining unit.

(d) The employees of the Company and their current remuneration and terms of employment are described in Schedule 8.

(e) The directors and officers of the Company are set out in Schedule 9.

4.5 General Vendor Representations

(a) There is no basis for and there is no action, suit, judgment, investigation, or proceeding outstanding or pending or, to the knowledge of the Vendor, threatened against, or affecting the Company.

(b) The Company has kept the records required to be kept by the Business Corporations Act, and any other applicable corporate legislation, and such records, including a transparency register of significant individuals, are complete and accurate, and contain all minutes of all meetings and resolutions of directors and shareholders of the Company.

(c) The Company is not in breach of any law, ordinance, statute, regulation, bylaw, order, decree, covenant, restriction, plan, or permit to which it is subject or which applies to it and the uses to which the assets of the Company have been put are not in breach of any law, ordinance, statute, regulation, bylaw, order, decree, covenant, restriction, plan, or permit, including those regulating the discharge of material into the environment and the storage, treatment, and disposal of waste or otherwise relating to the protection of the environment and the health and safety of persons. For greater certainty, the assets ofthe Company have not been used in a manner which does or will give rise to any obligation of restoration or removal or any liability for the costs of restoration or removal or for the payment of damages to any third party. Except as disclosed in Schedule 6, there are no underground storage tanks on any of the lands or leasehold properties which form part of the assets of the Company, nor is there located on them any toxic chemical, hazardous material, waste, or any noxious or dangerous substance which is designated a toxic or hazardous substance in applicable federal, provincial, or municipal law, bylaw, regulation, or ordinance relating to environmental matters, including asbestos, polychlorinated biphenyls (PCBs), urea formaldehyde, radon gas, or radioactive decay products of radon, whether or not they are so designated.

(d) The Company carries on business only in British Columbia and does not carry on business in any other province or territory of Canada nor in any other country.

(e) The Company has not experienced nor is it or the Vendor aware of any occurrence or event which has had, or might reasonably be expected to have, a materially adverse effect on the Business or the results of its operations.

(f) None of the making of this Agreement, the completion of the transactions contemplated by it, or the performance of or compliance with its terms will violate the Notice of Articles or Articles of the Company or any agreement to which the Vendor or the Company is a party, give any person or company any right to terminate or cancel any agreement or any right enjoyed by the Company, or result in the creation or imposition of any lien, claim, encumbrance, charge, or restriction of any nature in favour of a third party upon or against the assets of the Company or the Shares or the violation of any law or regulation of Canada or of any province or territory of Canada, any municipal bylaw, regulation, or ordinance or any order or decree of any court or tribunal to which the Vendor or the Company is subject which could materially affect the Business or the Company or prevent the due and valid transfer of the Shares as provided in this Agreement.

(g) The Company maintains such insurance against loss or damage to its assets and with respect to public liability as is reasonably prudent for a company such as the Company.

(h) The Company does not own, directly or indirectly, any shares or interests in any other company or firm.

(i) Schedule 10 contains all licences and permits (including operating authorities) required for carrying on the Business in the manner in which it has heretofore been carried on.

5. Purchaser's and Phyto's Representations and Warranties

5.1 The Purchaser represents and warrants to the Vendor that:

(a) the Purchaser is a company duly incorporated, organized, and subsisting under the law of British Columbia, is not a reporting issuer, and is in good standing with respect to the filing of annual reports with the Office of the Registrar of Companies of British Columbia;

(b) none of the making of this Agreement, the completion of the transactions contemplated by it, or the performance of or compliance with its terms will violate the Notice of Articles or Articles of the Purchaser or any agreement to which the Purchaser is a party, or result in the violation of any law or regulation of Canada or of any province or territory of Canada, any municipal bylaw, regulation, or ordinance or any order or decree of any court or tribunal to which the Purchaser is subject which could prevent the due and valid transfer of the Shares as provided in this Agreement;

(c) the Purchaser is not a non-Canadian as that term is defined in the Investment Canada Act; and

(d) the Purchaser has due and sufficient right, power, and authority to enter into this Agreement on the terms and conditions set forth in this Agreement and to perform its obligations under this Agreement.

5.2 Phyto represents and warrants to the Vendor that:

(a) Phyto is a company duly incorporated, organized, and subsisting under the law of British Columbia, and is in good standing with respect to the filing of annual reports with the Office of the Registrar of Companies of British Columbia;

(b) none of the making of this Agreement, the completion of the transactions contemplated by it, or the performance of or compliance with its terms will violate the Notice of Articles or Articles of Phyto or any agreement to which Phyto is a party,

(c) Phyto has due and sufficient right, power, and authority to enter into this Agreement on the terms and conditions set forth in this Agreement and to perform its obligations under this Agreement;

(d) the Share Consideration will, upon issuance thereof in accordance with the terms of this Agreement, be duly and validly issued, as fully paid and non-assessable shares in the capital of Phyto; and

(e) Phyto is a "reporting issuer" in each of the Provinces of British Columbia, Alberta, and Ontario within the meaning of Applicable Securities Laws in such provinces and is not in default of any material requirement of Applicable Securities Laws.

6. Vendor's Covenants

The Vendor covenants and agrees with the Purchaser as follows:

6.1 Consents

Both before and after the Closing Date, the Vendor will use all reasonable efforts to assist the Purchaser in obtaining from all appropriate federal, provincial, state, municipal, and other governmental or administrative bodies and all other persons all such approvals and consents in form and terms satisfactory to counsel for the Purchaser as are necessary or required in order to permit the sale, transfer, and assignment of all of the right, title, and interest of the Vendor in and to the Shares to the Purchaser.

6.2 Possession

At or before the Closing Date, the Vendor will deliver to the Purchaser possession of all books, records, book accounts, lists of suppliers, and customers of the Company, and all other documents, files, records, and other data, financial or otherwise, relating to the Business and the assets of the Company.

6.3 Books and Records

At any time up to the Closing Date, the Vendor will permit the Purchaser, and its auditors, solicitors, and other authorized persons, to make such investigation of the assets of the Company and of its financial and legal condition as the Purchaser deems necessary or advisable to familiarize itself with such assets and other matters and to have full access to the Business premises and to all records, documents, and other information related to the Business and the Company, including all working papers (internal and external) and details of accounts and inventories prepared, obtained, or used in connection with the preparation of any financial statements or records of the Company.

6.4 Interim Management-Positive Covenants

From the date of this Agreement to the Closing Date, the Vendor will cause the Company to:

(a) carry on the Business in the ordinary course, in a prudent, businesslike, and efficient manner and substantially in accordance with past practices;

(b) maintain insurance on the assets of the Company as they are insured on the date of this Agreement;

(c) use all reasonable efforts to preserve and maintain the goodwill of the Business; and

(d) do all necessary repairs and maintenance to the assets of the Company and take reasonable care to protect and safeguard those assets.

6.5 Interim Management-Negative Covenants

From the date of this Agreement to the Closing Date, the Vendor will not permit the Company, without the prior consent in writing of the Purchaser, to:

(a) purchase or sell, consume, or otherwise dispose of any of its assets except in the ordinary course of business;

(b) enter into any contract or assume or incur any liability except in the ordinary course of business and which is not material;

(c) settle any account receivable of a material nature at less than face value net of the reserve for that account;

(d) waive or surrender any material right;

(e) discharge, satisfy or pay any mortgage, pledge, deed of trust, lien, claim, encumbrance, charge, obligation, or liability except in the ordinary course of business;

(f) make any capital expenditure or commitment for any capital expenditure;

(g) declare dividends or repay any shareholder loans;

(h) increase the wages or remuneration payable to any person, other than in the ordinary course of business; or

(i) declare any bonuses payable to any person, other than in the ordinary course of business.

6.6 Non-Competition; Non-Solicitation

(a) For a period of 3 years commencing on the Closing Date (the "Restricted Period"), Lim shall not, and shall not permit any of its affiliates, directly or indirectly, without the prior written consent of the Purchasers to: (i) engage in or assist others in engaging in the Business within British Columbia (the "Restricted Jurisdiction"); (ii) have an interest in any person whose business is competitive, directly or indirectly, with the Business, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; (iii) acquire any person who engages in, or intends to engage in, the Business, or (iv) intentionally interfere in any material respect with the business relationships (whether formed before or after the date of this Agreement) between the Company and customers or suppliers of the Company. Notwithstanding the foregoing, Lim may own, directly or indirectly, solely as an investment, securities of any person traded on any stock exchange if Lim is not a controlling person of, or a member of a group which controls, such person and does not, directly or indirectly, own 1% or more of any class of securities of such person; and in connection with the limited exception set out in Schedule 11, Lim may engage in or assist others in engaging in the Business within the Restricted Jurisdiction.

(b) During the Restricted Period, Lim shall not, and shall not permit any of its affiliates to, directly or indirectly, hire or solicit any employee of the Company or any of the Purchasers, or an independent contractor engaged by the Purchasers or its affiliates, or encourage any employee of the Company or any of the Purchasers, or independent contractor engaged by the Purchasers or its affiliates to leave his or her employment or position, or hire or engage, as applicable, any employee of the Company or any of the Purchasers, or independent contractor engaged by the Purchasers or its affiliates who has left such employment or position, except pursuant to a general solicitation that is not directed specifically to any such individual; provided that nothing in this section shall prevent Lim or any of his affiliates from soliciting, hiring or engaging, as applicable: (i) any employee of the Company or any of the Purchasers, or independent contractor engaged by the Purchasers or its affiliates whose employment or engagement has been terminated by the Company or the Purchasers; or (ii) after 365 days from the date of termination of employment or engagement, any employee of the Company or any of the Purchasers, or independent contractor engaged by the Purchasers or its affiliates whose employment or engagement has been terminated by the employee of the Company or any of the Purchasers, or independent contractor engaged by the Purchasers or its affiliates, as applicable.

(c) During the Restricted Period and within the Restricted Jurisdiction, Lim shall not, and shall not permit any of his affiliates to, directly or indirectly, solicit or entice, or attempt to solicit or entice, any clients, or customers of the Company, the Purchasers or their respective affiliates or potential clients or customers of the Company, the Purchasers or its respective affiliates for purposes of diverting their business or services from the Company, the Purchasers or its respective affiliates.

(d) Lim acknowledges that a breach or threatened breach of this section would give rise to irreparable harm to the Purchasers, for which monetary damages would not be an adequate remedy, and hereby agrees that, in the event of a breach or a threatened breach by Lim of any such obligations, the Purchasers shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to seek equitable relief, including a temporary restraining order, an interim or permanent injunction, specific performance and any other relief that may be available from a court of competent equitable jurisdiction (without any requirement to post a bond or other security).

(e) Lim acknowledges that the restrictions contained in this section are reasonable and necessary to protect the legitimate interests of the Purchasers and constitute a material inducement to the Purchasers entering into this Agreement and consummating the transactions contemplated by this Agreement. The covenants contained in this section and each provision hereof is severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

(f) The parties hereto intend that the conditions set forth in section 56.4(7) of the Income Tax Act have been satisfied such that section 56.4(5) of the Income Tax Act applies to any "restrictive covenants" (as defined in section 56.4(1) of the Income Tax Act) granted by Lim under this Agreement with respect to the Business carried on by the Company (collectively, the "Restrictive Covenants"). Accordingly, the parties hereto acknowledge and agree that: (i) no proceeds shall be received or receivable by the Vendor for granting the Restrictive Covenants for purposes of section 56.4(7)(d) of the Income Tax Act; and (ii) the Restrictive Covenants are integral to this Agreement and have been granted to maintain or preserve the fair market value of the Share Consideration. In furtherance of the foregoing, the Purchasers agree to co-operate with the Vendor and to execute the requisite tax election should the Vendor elect to take advantage of and prepare and file such an election.

7. Purchaser's Covenant

7.1 The Purchaser will maintain in safekeeping for six years following the Closing Date all financial records of the Company which are in the possession of the Company on the Closing Date and which relate to the Business before the Closing Date and will allow the Vendor access thereto if the Purchaser makes any claim against the Vendor relating to section 4.2 of this Agreement, if the Vendor is investigated or audited by a taxation or other authority, or for any other bona fide business purpose which is not adverse to the interests of the Company, as determined by the Purchaser acting reasonably.

8. Purchaser's Conditions of Closing

8.1 The obligations of the Purchaser under this Agreement are subject to the following conditions for the exclusive benefit of the Purchaser being fulfilled at the Closing Date, waived by the Purchaser at or before the Closing Date, or agreed by the Vendor and the Purchaser to be indemnified for by the Vendor:

(a) the representations and warranties of the Vendor contained in this Agreement will be true and correct on and as of the Closing Date;

(b) the Vendor will have complied with all terms, covenants, and agreements in this Agreement agreed to be performed or caused to be performed by it on or before the Closing Date;

(c) no material loss or destruction of or damage to any of the assets of the Company will have occurred between the date of this Agreement and the Closing Date;

(d) no action or proceeding against the Company or the Vendor will be pending or threatened by any person, company, firm, governmental authority, regulatory body, or agency to enjoin or prohibit:

(i) the purchase and sale of the Shares contemplated by this Agreement or the right of the Purchaser to own the Shares; or

(ii) the right of the Company to conduct its operations and carry on the Business in the ordinary course as the Business and its operations have been carried on in the past;

(e) the Vendor will tender to the Purchaser a Vendor's Closing Certificate substantially in the form of Schedule 3 signed by the Vendor certifying the truth and correctness at the closing of the representations and warranties of the Vendor contained in Article 4, the performance of all covenants and agreements of the Vendor, and that the condition described in subsection 8.1(d) does not exist as at the Closing Date;

(f) all directors and officers of the Company specified by the Purchaser will resign;

(g) the Vendor and all directors, officers, and other shareholders of the Company will have executed releases by the Company, in a form satisfactory to the Purchaser, from any and all possible claims against the Company arising from any act, matter, or thing arising at or before the Closing Date;

(h) Phyto and the Purchaser shall have completed their due diligence review of the Company, the Business, the Company's assets and all other materials in the possession and control of the Company which are germane to the decision of Phyto and the Purchaser to proceed with the transactions contemplated hereunder and the results thereof shall be satisfactory to Phyto and the Purchaser, and their advisors, acting reasonably; and

(i) all necessary steps and proceedings will have been taken to permit the Shares to be duly and regularly transferred to and registered in the name of the Purchaser.

8.2 If any of the conditions in section 8.1 are not fulfilled or waived or indemnified for as contemplated in section 8.1, the Purchaser on the Closing Date may rescind this Agreement by notice in writing to the Vendor. In such event, the Purchaser shall be released from all obligations under this Agreement, and the Vendor will also be released unless the Vendor was reasonably capable of causing such condition or conditions to be fulfilled or the Vendor has breached any of its representations, warranties, covenants, or agreements in this Agreement.

8.3 The conditions in section 8.1 may be waived in whole or in part by the Purchaser without prejudice to any right of rescission or any other right in the event of the non-fulfillment of any other condition or conditions. A waiver will be binding only if it is in writing.

8.4 The Vendor will deliver to the Purchaser at the Closing Date an opinion of the Vendor's counsel, addressed to the Purchaser, in form satisfactory to Purchaser's counsel, that:

(a) the Company is duly incorporated, organized, and validly existing under the law of the province of British Columbia and is in good standing with respect to the filing of annual reports with the Office of the Registrar of Companies of British Columbia;

(b) the number of authorized and issued shares in the capital of the Company is as warranted by the Vendor and the Shares are duly authorized, validly issued, and outstanding as fully paid and non-assessable; and

(c) all necessary steps and corporate proceedings have been taken to permit the Shares to be duly and validly transferred to and registered in the name of the Purchaser.

9. Vendor's Conditions of Closing

9.1 The obligations of the Vendor under this Agreement are subject to the following conditions for the exclusive benefit of the Vendor being fulfilled at the Closing Date, waived by the Vendor at or before the Closing Date, or agreed by the Purchaser and the Vendor to be indemnified for by the Purchaser:

(a) the representations and warranties of the Purchaser contained in Section 5.1 of the Agreement will be true and correct on and as of the Closing Date and the representations and warranties of Phyto contained in Section 5.2 of the Agreement will be true and correct on and as of the Closing Date;

(b) the Purchaser will have complied with all terms, covenants, and agreements in this Agreement agreed to be performed or caused to be performed by it on or before the Closing Date;

(c) the Company will have entered into an consulting agreement with Lim (the "Lim Consulting Agreement"), as 'Medical Director' of the Company, for a term of 2 years commencing on the Closing Date for a fee of $10,000.00 per month in the form substantially set out and attached as Schedule 12;

(d) no action or proceeding against the Purchaser will be pending or threatened by any person, company, firm, governmental authority, regulatory body, or agency to enjoin or prohibit:

(i) the purchase and sale of the Shares contemplated by this Agreement or the right of the Purchaser to own the Shares; or

(ii) the right of the Company to conduct its operations and carry on the Business in the ordinary course as the Business and its operations have been carried on in the past;

(e) the Purchaser will tender to the Vendor a Purchaser's Closing Certificate substantially in the form of Schedule 2(a) signed by an officer of the Purchaser certifying the truth and correctness at the Closing Date of the representations and warranties of the Purchaser contained in Section 5.1, the performance of all covenants and agreements of the Purchaser, and that the condition described in subsection 9.1(d) does not exist as at the Closing Date; and

(f) Phyto will tender to the Vendor Phyto's Closing Certificate substantially in the form of Schedule 2(b) signed by an officer of Phyto certifying the truth and correctness at the Closing Date of the representations and warranties of Phyto contained in Section 5.2.

9.2 If any of the conditions in section 9.1 are not fulfilled or waived or indemnified for as contemplated in section 9.1, the Vendor on the Closing Date may rescind this Agreement by notice in writing to the Purchaser. In such event, the Vendor shall be released from all obligations under this Agreement, and the Purchaser will also be released unless the Purchaser was reasonably capable of causing such condition or conditions to be fulfilled or the Purchaser has breached any of its representations, warranties, covenants, or agreements in this Agreement.

9.3 The conditions in section 9.1 may be waived in whole or in part by the Vendor without prejudice to any right of rescission or any other right in the event of non-fulfillment of any other condition or conditions. A waiver will be binding only if it is in writing.

10. Closing

10.1 Closing Location

Unless otherwise agreed to by the parties in writing, the closing of the purchase and sale and the other transactions contemplated by this Agreement (the "Closing") will take place by way of exchange of documents on the Closing Date, or such earlier or later date as the parties may agree to in writing. All documents may be delivered electronically, other than payments, share certificates, powers of attorney, and other similar documentation, and, all documents deliverable at closing in accordance with this Agreement shall be tabled and held in escrow until all deliveries are completed, and until all parties have agreed to release the documents and terminate the escrow.

10.2 Vendor's Closing Documents

At the Closing, the Vendor will tender to the Purchaser:

(a) resignations in writing of all directors and officers of the Company specified by the Purchaser;

(b) releases from each director, officer, and shareholder of the Company, releasing the Company from any and all possible claims against the Company arising from any act, matter or thing arising at or before the Closing Date;

(c) certified copies of resolutions of the directors of the Company in form satisfactory to the Purchaser, acting reasonably, authorizing the transfer of the Shares to and registration of the Shares in the name of the Purchaser and issue of new share certificates representing the Shares in the name of the Purchaser;

(d) share certificates in the name of the Vendor representing the Shares duly endorsed for transfer and duly executed share certificates representing the Shares in the name of the Purchaser;

(e) the central securities register of the Company recording that the Purchaser is the holder of all issued and outstanding shares of the Company;

(f) an opinion in the form described in section 8.4;

(g) all corporate records and books of account of the Company including minute books, the central securities register, and annual reports, and a certificate of good standing; and

(h) every common seal of the Company.

10.3 Purchaser's Closing Documents

At the Closing, the Purchaser will tender to the Vendor share certificates, or other confirmations acceptable by the Vendor, on account of the issuance of the Share Consideration by Phyto on behalf of the Purchaser.

10.4 Notice of Disclosure of Personal Information

Immediately following Closing, the Purchaser shall notify the employees, customers, directors, officers, and shareholders whose Personal Information was disclosed by the Vendor to the Purchaser in contemplation of the transactions referred to in this Agreement that the transactions have taken place and that Personal Information about them has been disclosed to the Purchaser.

11. General

11.1 Reliance

The Vendor acknowledges and agrees that the Purchaser and Phyto have entered into this Agreement relying on the representations, warranties, covenants, and agreements, and other terms and conditions of this Agreement, and that no information which is now known, which may become known, or which could upon investigation have become known to the Purchaser, Phyto or any of their respective present or future officers, directors, or professional advisors in any way limits or extinguishes any rights the Purchaser or Phyto may have against the Vendor, including without limitation, any right to indemnity under section 11.3 of this Agreement.

11.2 Survival of Vendor's Representations

The representations, warranties, covenants, and agreements of the Vendor contained in this Agreement and in any document or certificate given under this Agreement will survive the closing of the transactions contemplated by this Agreement and remain in full force and effect for a period of 1 year from the Closing Date for all matters except:

(a) the representations, warranties, covenants, and agreements of the Vendor with respect to income tax liability or other tax matters set out under subsections 4.2(j), 4.2(k), 4.2(l), 4.2(m), 4.2(n), 4.2(o), and 4.2(p), which will survive the Closing Date and remain in full force and effect for 3 years from the later of the date of mailing of a notice of original assessment by the Minister of National Revenue and the date of mailing of a notification from the Minister of National Revenue that no tax is payable by the Company for the fiscal year of the Company ending on the Closing Date;

(b) the representations, warranties, covenants, and agreements of the Vendor with respect to due issue of the Shares and title to the Shares and the absence of any encumbrance affecting such title set out under subsections 4.1(c), 4.1(d), 4.1(e), 4.1(f), and 4.1(g), which will survive the Closing Date and continue in full force and effect indefinitely; and

(c) a claim for breach of any of the representations and warranties by the Vendor in or pursuant to this Agreement involving fraud or fraudulent misrepresentation on the part of the Vendor, which may be made against the Vendor at any time following the Closing Date, subject only to applicable limitation periods imposed by law.

11.3 Indemnification by the Vendor

The Vendor covenants and agrees to indemnify and save harmless the Purchaser and Phyto from any loss, damage, liability, cost, and expense (including without limitation any tax liability) suffered by the Purchaser or Phyto directly or indirectly as a result of or arising out of any breach of representation, warranty, covenant, or agreement of the Vendor contained in this Agreement, the Vendor's Closing Certificate, or any document or certificate delivered under this Agreement.

11.4 Survival of Purchaser's Representations

The representations, warranties, covenants, and agreements of the Purchaser contained in this Agreement and in any document or certificate given under this Agreement survive the closing of the transactions contemplated by this Agreement and remain in full force and effect notwithstanding any waiver by the Vendor unless such waiver was made after notice in writing by the Purchaser to the Vendor setting forth the breach.

11.5 Indemnification by the Purchaser

The Purchaser covenants and agrees to indemnify and save harmless the Vendor from any loss, damage, liability, cost, and expense (including without limitation any tax liability) suffered by the Vendor directly or indirectly as a result of or arising out of any breach of representation, warranty, covenant, or agreement of the Purchaser contained in this Agreement, the Purchaser's Closing Certificate, or any document or certificate delivered under this Agreement.

11.6 Survival of Phyto's Representations

The representations, warranties, covenants, and agreements of Phyto contained in this Agreement and in any document or certificate given under this Agreement survive the closing of the transactions contemplated by this Agreement and remain in full force and effect notwithstanding any waiver by the Vendor unless such waiver was made after notice in writing by Phyto to the Vendor setting forth the breach.

11.7 Indemnification by the Phyto

Phyto covenants and agrees to indemnify and save harmless the Vendor from any loss, damage, liability, cost, and expense (including without limitation any tax liability) suffered by the Vendor directly or indirectly as a result of or arising out of any breach of representation, warranty, covenant, or agreement of Phyto contained in this Agreement, Phyto's Closing Certificate, or any document or certificate delivered under this Agreement.

11.8 Public Announcements

No public announcement, disclosure, or press release concerning this Agreement or the transactions contemplated herein may be made by a party without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed, unless otherwise required by law.

11.9 Commissions, Legal Fees

Each of the parties will bear the fees and disbursements of the respective lawyers, accountants, and consultants engaged by them respectively in connection with this Agreement and will not cause or permit any such fees or disbursements to be charged to the Company before the Closing Date.

11.10 Notices

Any demand, notice or other communication to be given in connection with this Agreement must be given in writing and will be given by personal delivery, (by registered mail) or by electronic means of communication addressed to the recipient as follows:

To the Vendor: c/o Blue Bridge Law, #100 - 388 Harbour Road, Victoria, BC V9A 3S1

Fax: 1-778-488-8407

Email: pmorgan@bluebridgelaw.ca

Attention: Paul G. Morgan

To the Purchaser and Phyto: 5451 - 275 Street, Langley, BC V4W 3X8

844-874-9893

Attention: Chief Operating Officer

or to such other street address, individual or electronic communication number or address as may be designated by notice given by either party to the other. Any demand, notice, or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery thereof and, (if given by registered mail, on the 10th business day following the deposit thereof in the mail and), if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the business day during which such normal business hours next occur if not given during such hours on any day. (If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system that might affect the delivery of mail, any such demand, notice or other communication may not be mailed but must be given by personal delivery or by electronic communication.)

11.11 Time of Essence

Time is of the essence of this Agreement.

11.12 Severability

If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability will attach only to such provision or part thereof, and the remaining part of such provision and all other provisions hereof will continue in full force and effect.

11.13 Further Assurances

Each of the parties will execute and deliver such further documents and instruments and do such acts and things as may, before or after the Closing Date, be reasonably required by another party to carry out the intent and meaning of this Agreement.

11.14 Proper Law

This Agreement will be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of British Columbia.

11.15 Entire Agreement

This Agreement contains the whole agreement between the Vendor, Phyto and Purchaser pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions between the parties and there are no representations, warranties, covenants, conditions, or other terms other than expressly contained in this Agreement.

11.16 Assignment

This Agreement may not be assigned by any party without the prior written consent of the other party, which consent may be arbitrarily withheld.

11.17 Benefit and Binding Nature of the Agreement

This Agreement enures to the benefit of and is binding upon the parties and their respective successors and permitted assigns.

11.18 Amendments and Waiver

No modification of or amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by both of the parties and no waiver of any breach of any term or provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same, and unless otherwise provided, will be limited to the specific breach waived.

11.19 Counterparts and Delivery

This Agreement may be signed in counterparts, and this Agreement or a counterpart may be delivered by email. Each such counterpart, if any, will constitute an original document, and such counterparts, taken together, will constitute one and the same instrument.

[Signature page follows]

AS EVIDENCE OF THEIR AGREEMENT the parties have executed this Agreement as of the date and year first above written.

ADASTRA LABS INC.
by its authorized signatory:

/s/ Donald Dinsmore
Name: Donald Dinsmore

PHYTO EXTRACTIONS INC.
by its authorized signatory:

/s/ Donald Dinsmore
Name: Donald Dinsmore

MDC FORBES INC.
by its authorized signatory:

/s/ Michael Forbes
Michael Douglas Chandler Forbes

/s/ Jean Paul Lim
Jean Paul Lim